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                                                                   EXHIBIT 10.15
February 8, 2006

Rodman & Renshaw, LLC
1270 Avenue of the Americas, 16th Floor
New York, NY 10020

            Re: Asia Automotive Acquisition Corporation

Gentlemen:

         This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Asia Automotive Acquisition Corporation ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and one Warrant. The shares of Common Stock and Warrants will not be separately tradeable until 20 days after the effective date of the Company's IPO unless Rodman & Renshaw, LLC ("Rodman") informs the Company of its decision to allow earlier separate trading.

         The undersigned agrees that on the date hereof it will enter into an agreement or plan in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1932, as amended (the "Exchange Act"), with an independent broker-dealer (the "Broker") registered under Section 15 of the Exchange Act which is neither affiliated with the Company, the Representatives nor part of the underwriting or selling group, pursuant to which the Broker will purchase up to $500,000 of Warrants in the public marketplace for the undersigned's account during the forty-trading day period commencing on the later of (i) the date separate trading of the Warrants has commenced or (ii) 60 calendar days after the end of the restricted period under Regulation M, at market prices not to exceed $1.40 per Warrant ("Maximum Warrant Purchase"). The undersigned shall instruct the Broker to fill such order in such amounts and at such times as the Broker may determine, in its sole discretion, during the forty-trading day period described above.

         As the date hereof, the undersigned represents and warrants that it is not aware of any material nonpublic information concerning the Company or any securities of the Company and is entering into this agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. The undersigned agrees that while this agreement is in effect, the undersigned shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company's securities. The undersigned further agrees that it shall not, directly or indirectly, communicate any material nonpublic information relating to the Company or the Company's securities to any employee of the Representatives or the Broker.

         The undersigned shall instruct the Broker to make, keep and produce promptly upon request a daily time-sequenced schedule of all Warrant purchases made pursuant to this agreement, on a transaction-by-transaction basis, including (i) size, time of execution, price of purchase; and (ii) the exchange, quotation system, or other facility through which the Warrant purchase occurred.

         Each of the undersigned agrees: (i) not to sell or transfer any of the Warrants purchased by him pursuant to this letter agreement until after the consummation of a Business Combination (as defined in the Certificate of Incorporation of the Company); and (ii) the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

            The undersigned may notify Rodman that all or part of the Maximum Warrant Purchase will be made by one or more affiliates of the undersigned (or another person or entity introduced to Rodman by the undersigned (a "Designee")); provided, however, that the undersigned hereby agree to make payment of the purchase price of such purchase and to fulfill their Maximum Warrant Purchase in the event and to the extent that their affiliate or Designee fails to make such payment or purchase.




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                                Very truly yours,



                                /s/ Craig Samuels
                                ----------------------
                                Craig Samuels




ACKNOWLEDGED AND AGREED:

Rodman & Renshaw, LLC


By:
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[Independent Broker]


By:
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